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PRESS RELEASE DATED AUGUST 2, 2004                                  EXHIBIT 99.1



                          PRIMEDEX HEALTH SYSTEMS, INC.
                                    ANNOUNCES
                      COMPLETION OF FINANCIAL RESTRUCTURING




August 2, 2004, Los Angeles, California. Primedex Health Systems, Inc. (OTCBB:PMDX) announced completion of the restructuring of its outstanding approximate $150 Million of institutional debt.

The restructuring completed with the Primedex existing lenders provides a payment schedule designed to facilitate Primedex operations. As part of its financial restructuring, Primedex entered into a new credit facility with Wells Fargo Foothill providing up to $23 Million of borrowing capacity.

Howard G. Berger, M.D., president of Primedex stated his belief that the restructuring completed with the Company's two major equipment financing sources coupled with the new Foothill facility provides a firm financial foundation for the future of Primedex.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, including but not limited to general business conditions and credit facility lending in particular and other risks described from time to time in Primedex's SEC reports, including its report on Form 10-K for the year ended October 31, 2003 and on Form 10-Q for the quarter ended April 30, 2004.

Company Contact:

    Jeffrey Linden
    General Counsel
    (310) 445-2842